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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 25, 2002


                                 METROCALL, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                   0-21924                    54-1215634
          --------                   -------                    ----------
(State or other jurisdiction                                 (I.R.S. Employer
      of incorporation )      (Commission File Number)      Identification No.)



       6677 Richmond Highway, Alexandria, Virginia                  22306
       -------------------------------------------                  -----
             (Address of principal executive                     (Zip Code)
                         offices)


       Registrant's telephone number, including area code: (703) 660-6677


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Item 5 - Other Events.

        SENIOR CREDIT FACILITY

        On February 25, 2002, Metrocall and its bank lenders entered into the Third Amendment and Limited Waiver to the Fifth Amended and Restated Loan Agreement (the "Loan Agreement"), effective as of January 1, 2002. The amendment amended certain definitions contained within Article 1 of the Loan Agreement "Definitions". It also amended sections 2.1(a), 2.1(b), 2.2(a), 2.2(b)(ii) and 2.2(c) which generally pertain to the revocation of the option to borrow a Eurodollar Advance.

        The Applicable Margin was also amended to 2.875% effective January 1, 2002, retroactive for interest on all Base Rate Advances outstanding for the period October 1, 2001 through January 1, 2002.

        The Majority Lenders signatory to this amendment have also agreed to a limited waiver that prohibits them from demanding for payment any default interest that has accrued between March 16, 2001 and January 1, 2002 on the outstanding Obligations.



Item 7 - Financial Statements and Exhibits




Exhibit.       Description
--------       --------------

10.1 Third Amendment and Limited Waiver to the Fifth Amended and Restated Loan Agreement, effective January 1, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 4, 2002


                                    METROCALL, INC.

                                    By: /s/ VINCENT D. KELLY
                                           ------------------------
                                    Vincent D. Kelly
                                    Executive Vice President, Chief Financial
                                    Officer and Treasurer.


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                                  EXHIBIT INDEX



Exhibit Number          Description
--------------          --------------


10.1 Third Amendment and Limited Waiver to the Fifth Amended and Restated Loan Agreement (the "Credit Facility"), effective January 1, 2002.